Foresters Life Insurance and Annuity Company
[40 Wall St New York, NY 10005
[www.foresters.com

PART I - Application for Individual Variable Life Insurance

A.  PROPOSED INSURED and OWNER INFORMATION

PROPOSED INSURED:

1.	First Name	MI	Last Name

2.	Date of Birth	Current Age	State/Country of Birth

3.	U.S. Citizen: ☐Yes ☐ No (If No, provide copy of immigration card)

4.	Social Security Number

5.	Sex:	☐ Male	☐ Female	Marital Status

6.	Residence Address	Number of Years

Street and No.	City	State	Zip

Telephone Number	( )	e-mail

7.	Employment

a.	☐ Employed	☐ Self Employed	☐ Retired	☐ Not Employed(1)	☐Student/Child
(1)(Provide reason on Additional Information page)

b.	Occupation

c.	Occupational Duties (Please be specific)

d.	Employer

e.	Street and No.	City	State	Zip

f.	Telephone Number	(	)	Number of Years

8.	Send Premium Notices to:	☐ Residence	☐ Business

9.	The Proposed Insured will be Owner of the Policy unless otherwise indicated below.

a.	Owner: First Name	MI	Last Name

b.	Street and No.	City	State	Zip

c.	Relationship to Insured

d.	Social Security or Tax ID Number

10.	Will the Master Account Agreement (MAA) be submitted with the Application?	☐ Yes	☐ No

Is the MAA already on file?	☐ Yes	☐ No
Customer #

11.	Mailing Address of Owner if different than above:

Street and No.	City	State	Zip

ICC17 VARAPP (05/17)	1

B.    COVERAGE INFORMATION

12.   Plan of Insurance                                    Face Amount  $___________________

☐	Variable Life (ISP Choice)	☐	Variable Universal Life (VUL)	☐	Single Premium Variable Life (SPVL)
Plan of Insurance
☐ 15 ☐ WL
	Riders:		Riders:		No Riders Available
☐	Waiver of Premium	☐	Waiver of Monthly Deduction

☐	Accidental Death Benefit	☐	Accidental Death Benefit

☐	Level Term 10 years	☐	Spouse’s Term
(not available w/ WL <150,000)
	Insurance Amt: __________________	☐	Children’s Term # of units__________
☐	Level Term 15 years (not available w/ WL <150,000)		(maximum 15 units)
Insurance Amt: __________________
Death Benefit Option:
☐	Level Term 20 years (not available w/ 15 or WL <150,000) Insurance Amt: __________________	☐	Option A (Face Amount)

☐	Spouse’s Term (not available w/ 15 or WL <150,000)	☐	Option B (Face Amount plus Accumulation Value)

Planned Premium:
☐	Children’s Term (not available w/ 15 or WL <150,000) # of units ____________________ (maximum 15 units)		$____________________

☐	Guaranteed Insurability Option (not available w/ WL <150,000) Option Amount (Range is 25K-50K): $_______________

  C.   PAYMENT/BILLING INSTRUCTIONS

13. Premium Payment Frequency:	☐ Annually	☐ Semi-Annually ☐ Quarterly ☐ Lifeline (Monthly)

13a Premium Paid With Application:	$

13b 1035 Exchange:	☐ Yes	☐ No (For SPVL and VUL only)

14. Automatic Premium Loan?	☐ Yes	☐ No (For ISP Choice only)

15. If the Proposed Insured is age 0-14, you must furnish the amount of insurance inforce on the life of the Parent(s)

Company	Amount

$

$

$

ICC17 VARAPP (05/17)	2

16.	Life Insurance policies and/or Annuity contracts in force on the Proposed Insured (List additional policies in the Additional Information Section):

	Year Issued	Company	Amount	Amount of Accidental Death Benefit

	____________________	___________________________________	$___________________________________	$___________________________________

	____________________	___________________________________	$___________________________________	$___________________________________

17.	Is any life insurance on the Proposed Insured currently pending or being applied for?			☐ Yes ☐ No
(If “yes”, provide company(ies), amount, and disposition on Additional Information page)

18.	Is the policy applied for intended to replace any life insurance or annuity currently inforce?			☐ Yes ☐ No
(If “yes”, furnish company(ies) and policy number(s) on Additional Informational page)

19.	Did you, the Proposed Owner, receive a prospectus?			☐ Yes ☐ No

Prospectus Name ___________________________________________

Prospectus Date ____________________________________________

D. PERSONAL INFORMATION

20.	Has the Proposed Insured: If “yes”, please give details on the Additional Information page)

a.	Ever been limited, postponed, rated, or rejected for life, accident, or health insurance?	☐ Yes ☐ No

b.	Within the last three years been prescribed any medications?	☐ Yes ☐ No
(If “yes”, provide the medication name, dosage, reason, and the name and address of the prescribing physician on the Additional Information page.)

c.	Within the last five years been confined in a hospital or treated, examined or advised by a physician or medical practitioner?	☐ Yes ☐ No

d.
Been diagnosed or treated by, or consulted a physician or medical practitioner for heart trouble, high blood pressure, cancer, diabetes, lung, kidney, or stomach disorder within the last ten (10) years?
☐ Yes ☐ No

e.	Used any form of tobacco or nicotine based products within the past 60 months?	☐ Yes ☐ No
(If “yes”, provide detailed explanation on Additional Information page)

21.	Information Regarding the Proposed Insured:

a.	Height___________ Weight___________ Driver’s License No.________________ State of Issue__________

b.	Within the last three years has the Proposed Insured:
	i. had their driver’s license suspended or revoked?	☐ Yes ☐ No

	ii. plead guilty to or been convicted of any moving violations?	☐ Yes ☐ No

	iii. plead guilty to or been convicted for driving under the influence of either alcohol or drugs?	☐ Yes ☐ No

	iv. had any automobile accidents in which they were found to be at fault?	☐ Yes ☐ No

ICC17 VARAPP (05/17)	3

22.	Hazardous Activities
	a.	Does the Proposed Insured contemplate flying within the next two years, or have they flown during the past two years, other than as a passenger on a regularly scheduled airline?	☐ Yes ☐ No
(If “yes”, complete Aviation Questionnaire)

b.
Has the Proposed Insured engaged in any of the following activities:
auto, motorcycle, or power boat racing, skin or scuba diving, mountain climbing, parachuting or sky diving, snowmobile racing within the last (2) years, or plan to do so within the next two years?
☐ Yes ☐ No
(If “yes”, please complete the appropriate hazardous activities questionnaire)

23.	Travel Information
	a.	Has the Proposed Insured lived or traveled outside the United States or Canada in the last two years or plan to do so within the next two years?	☐ Yes ☐ No
(If “yes”, please advise where, when, purpose, and length of stay on the Additional Information page)

E.  PROPOSED INSURED’S FINANCIAL INFORMATION (OR PARENT IF PROPOSED INSURED IS UNDER AGE 18

24.	Financial Resources

a. Liquid Net Worth $____________________ b. Net Worth $____________________

c. Annual Income $____________________ d. Marginal Tax Rate ____________________%

25.	Investment Experience

☐ Stocks ☐ Bonds ☐ Mutual Funds ☐ Variable Life Insurance/Annuities ☐ None ☐ Other

26.	Risk Profile

_____________% Conservative – Willing to accept some, risk, but more interested in stability of principal than in larger return on investments.

_____________% Moderate – Willing to accept average risk of fluctuation of principal in exchange for the potential of larger long-term returns on investment.

_____________% Aggressive – Willing to accept significant fluctuation of principal in exchange for the potential for significant long-term returns on investment.

ICC17 VARAPP (05/17)	4

F.   BENEFICIARY DESIGNATION:

Except as otherwise directed, the proceeds are to be divided equally among all persons who are named as Primary Beneficiary and who survive the Insured. If none survive, the proceeds will be divided equally, except as otherwise directed, among all persons named as Contingent Beneficiary and who survive the Insured.

1.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

2.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

3.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

4.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

5.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

6.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

ICC17 VARAPP (05/17)	5

F.   BENEFICIARY DESIGNATION Cont'd:

Except as otherwise directed, the proceeds are to be divided equally among all persons who are named as Primary Beneficiary and who survive the Insured. If none survive, the proceeds will be divided equally, except as otherwise directed, among all persons named as Contingent Beneficiary and who survive the Insured.

7.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

8.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

9.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

10.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

11.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

12.	Primary ☐ Contingent ☐

	First	MI		Last				Relationship

	Address		City			State		Zip Code	-

	Telephone #:	( )	Social Security or Tax ID#		-		-	Share%

ICC17 VARAPP (05/17)	6

G.  SUBACCOUNT ALLOCATIONS:

Select the subaccounts of the Separate Account and/or the Fixed Account and the percentage of the initial net annual premium to be allocated to each. No more than 50% of Investment Allocation may be allocated to the Fixed Account.

Subaccount Options	% Allocated

Balanced Income Fund

Covered Call Strategy Fund

Equity Income Fund

Fund for Income

Government Cash Management Fund

Government Fund

Growth & Income Fund

International Fund

Investment Grade Fund

Limited Duration High Quality Bond

Opportunity Fund

Real Estate Fund

Select Growth Fund

Special Situations Fund

Total Return Fund

Fixed Account (maximum 50%)

Total Allocation	100%

ICC17 VARAPP (05/17)	7

H.        SUBACCOUNT REALLOCATION OPTIONS (optional)

Note:	Only the Automated Subaccount Reallocation Option or the Systematic Transfer Option, but not both, may be in effect at the same time.

	a)	Automated Subaccount Reallocation Option
		Do you select the Automated Subaccount Reallocation Option feature of your policy?	☐ Yes ☐ No
If chosen, Automatic Reallocation will occur quarterly based on the premium investment allocations selected above (in Subaccount Allocations Section) for the Subaccounts.

The Fixed Account is not eligible for Automatic Reallocation.

	b)	Systematic Transfer Option
		Do you select the Systematic Transfer Option?	☐ Yes ☐ No

		If “Yes” select the frequency	☐ Monthly ☐ Quarterly

Designate the Subaccounts to be used for the Transfer. The Fixed Account is not eligible for the Systematic Transfer Option.

Transfer $ Amount	From Subaccount	To Subaccount

Balanced Income Fund

Covered Call Strategy Fund

Equity Income Fund

Fund for Income

Government Cash Management Fund

Government Fund

Growth & Income Fund

International Fund

Investment Grade Fund

Limited Duration High

Quality Bond Fund

Opportunity Fund

Real Estate Fund

Select Growth Fund

Special Situations Fund

Total Return Fund

Minimum Transfer Amount is $100

(Whole Dollar Amounts Only)

ICC17 VARAPP (05/17)	8

To the best of my knowledge and belief, these subaccount allocations are consistent with the risk profile indicated above. These allocations and options may be changed after the date of this Application only by providing Foresters Life Insurance and Annuity Company with request and instructions to change.

Does the Proposed Owner understand that in the Policy applied for:

a.	The amount of death benefit and the Surrender Value will increase or depending upon the investment experience of the subaccount and/or the Fixed Account?	☐Yes	☐No

b.	The Policy values reflect certain Deductions and Charges?	☐Yes	☐No

c.	The Policy may be subject to a Surrender Charge, upon surrender, lapse or face amount reduction?	☐Yes	☐No

Additional Information

Please complete the answers to sections of the Application that required additional space below. Attach an additional sheet of paper if necessary. Please indicate Section Number with the additional information.

STATEMENTS MADE TO AUTHORIZED COMPANY AGENT

I.   SUITABILITY:

Variable life insurance is designed to achieve long-term financial objectives. It is not suitable as a vehicle for short-term savings due to the charges applicable to the Policy. You should not purchase the Policy if you believe you may need to surrender it within a short period of time. It is not like a systematic investment plan of a mutual fund.

ICC17 VARAPP (05/17)	9

J.   AGREEMENTS AND DISCLOSURES:

There shall be no contract of insurance unless a policy is issued based on this Application. The full first modal premium must be paid during the lifetime of the Insured and while his (her) health is as stated in this Application. If any premium is paid in advance to an agent of the Company at the time this Application is signed and a Conditional Receipt is given to the Proposed Owner, the terms of the Conditional Receipt shall apply.

I have read the application and all statements and answers contained in this application and any supplements thereto. The statements and answers are the basis for any policy issued by the Company, and no information about me will be considered to have been given to the Company unless it is stated in the application. I agree to notify the Foresters Life Insurance and Annuity Company of any changes to the statements or answers given in any part of this Application between the time of application and delivery of the policy.

I understand that this Application, including all statements and answers contained in this Application and any supplements thereto, will be attached to and shall become part of any policy issued.

No agent or medical examiner is authorized to make or discharge a contract or waive any of the conditions or provisions of any application, policy, or receipt. Only the President, Vice President, Actuary, or Secretary of the Company may make, modify or discharge contracts or waive any of the Company’s rights or requirements and then only in writing.

Once your variable life insurance policy is issued and delivered to you, you have a “Free Look” period to decide if you want to keep your Policy. The portion of the initial net premium allocated to the subaccounts will be invested in the Government Cash Management Fund subaccount for a period of time equal to the “Free Look” period as indicated on the Contract’s cover. After the Free Look period expires, the Company will transfer the invested funds to the subaccounts you have selected. Premium allocated to the Fixed Account will be invested in the Fixed Account upon issuance of the Contract.

I understand that cash values may increase or decrease in accordance with the experience of the separate account and the interest rate paid on the Fixed Account, subject to any minimum guarantees. Upon request, an illustration of benefits, including death benefits, policy values and cash surrender values is available. Such illustrations shall be in a form and content acceptable to the state insurance department.

K.   ACCELERATED DEATH BENEFIT ( issued with VUL)

The rider provides for an Accelerated Death Benefit payment to the Owner if the Insured has a terminal condition as defined in the rider, and all other terms and conditions of the rider are met.

RECEIPT OF ACCELERATED DEATH BENEFITS MAY AFFECT ELIGIBILITY FOR PUBLIC ASSISTANCE PROGRAMS AND MAY BE TAXABLE.

There is no cost or charge for this rider. The amount of the Accelerated Death Benefit will be paid to the Policyowner in a single sum and is reduced by a discount factor and the administrative fee. Prior to applying for such benefits the Policyowner should seek assistance from a qualified tax adviser.

ICC17 VARAPP (05/17)	10

L.   ACKNOWLEDGEMENTS

I hereby acknowledge receiving and reading the Notice included with this Application pertaining to the Illustration of Benefits, Investigative Consumer Reports and the Medical Information Bureau and authorize the Company to secure an Investigative Consumer Report. I also acknowledge and understand that as a routine part of Foresters Life Insurance and Annuity Company’s underwriting process we may test for HIV depending on your age and the amount of insurance being applied for on this Application.

I hereby acknowledge receiving a copy of the Prospectus indicated above.

M.  AUTHORIZATION

I hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical related facility, pharmacy benefit manager, insurance company, the MIB, Inc., or other organization, institution or person, that has any records or knowledge of me or my health, to give Foresters Life Insurance and Annuity Company or its reinsurers any and all information about me. I further authorize Foresters Life Insurance and Annuity Company or its reinsurers to make a brief report of my personal health information to MIB, Inc. A photographic copy of this authorization shall be as valid as the original. This authorization shall be valid for the period, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery. This authorization may be revoked at any time by sending Foresters Life Insurance and Annuity Company a written request for revocation.

N.  FRAUD WARNING

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

All of the above answers and statements are full, complete and true to the best of my knowledge and belief.

Dated at		this		day of		, 2
	City & State		day		month		year

Signature of Proposed Insured
or of Parent/Guardian if Proposed Insured is age 0-14.

Signature of Proposed Owner
(If other than the Proposed Insured)

Agent:

Are you aware of any existing life insurance or annuities on the life of the proposed Insured, except as noted above?	☐ Yes ☐ No

Is the life insurance applied for on this Application intended to replace an existing life insurance policy or annuity contract?	☐ Yes ☐ No

Licensed Agent’s Name

License Number	Office Number

Signature of Licensed Agent

ICC17 VARAPP (05/17)	11

PART II	APPLICATION FOR INSURANCE FORESTERS LIFE INSURANCE AND ANNUITY COMPANY [110 Wall Street, New York, NY 10005] STATEMENTS MADE TO AUTHORIZED COMPANY AGENT

1. Name of Proposed Insured (as it appears on Part I.) First Middle Last
 10. Within the last ten (10) years has the Proposed Insured been diagnosed, treated, tested positive for or been given medical advice by a physician or practitioner for any ailment or disease of the

 a.    brain or nervous system?
☐ Yes        ☐ No

 b.    heart or blood vessels?
  ☐ Yes        ☐ No

 c.    lungs or other respiratory organs?
☐ Yes        ☐ No
 d.    stomach, intestines, liver or gallbladder?
☐ Yes        ☐ No
 e.    kidneys or other genito-urinary organs?
☐ Yes        ☐ No

 f.     bones, glands or skin?
☐ Yes        ☐ No

2. Proposed Insured’s Month Day Year Date of Birth / /
 3.    Proposed Insured’s:
 a.    Height (in shoes)                        b.  Weight (clothed)

 c.    Has your weight significantly changed in the last year?
☐ Yes      ☐ No

If yes, Gain                                   lbs.      or           Loss                         lbs.

 (Include cause and number of months at present weight in “Details” below

 4.   Has the Proposed Insured lost any time from work (school) due to illness or injury during the past five years?
☐ Yes      ☐ No
 5a.  Has the Proposed Insured ever been treated for alcoholism?
☐ Yes      ☐ No

    b.   Has the Proposed Insured used habit-forming drugs in the past ten (10) years or been treated for any drug habit?
☐ Yes      ☐ No
 6.    In the past five (5) years, has the Proposed Insured been under observation in a hospital, sanitarium or other similar institution?
☐ Yes      ☐ No

 7a.  Has the Proposed Insured ever had any surgical operation?
☐ Yes      ☐ No

    b.  Has the Proposed Insured ever been advised by a member of the medical profession to have any surgical operation which has not been performed?
☐ Yes      ☐ No

 11. Within the last five (5) years has the Proposed Insured

  a.   been treated, examined or advised by a member of the medical profession and/or been advised by a member of the medical profession to get specified medical care which was not completed, such as any hospitalization, surgery or diagnostic test (other than HIV testing)?
☐ Yes        ☐ No
  b.    consulted or been examined or treated by any physician or practitioner not named in connection with your other answers?

☐ Yes        ☐ No
(If yes, include name of each doctor and reason for visit in Details below)
 12. To the best of your knowledge and belief, is the Proposed Insured pregnant? (If yes, include month of pregnancy)

 13. Name & address of Proposed Insured’s personal physician

8. Has the Proposed Insured had an electrocardiogram, x-ray or other diagnostic examination within the past 5 years? ☐ Yes ☐ No	14. Have any of the Proposed Insured’s parents, brothers or sisters, ever been diagnosed with or treated for heart disease, diabetes, cancer? ☐ Yes ☐No If “Yes”, indicate at what age
  9.  Within the last past (10) ten years has the Proposed Insured been diagnosed, treated, tested positive for or been given medical advice by a physician or medical practitioner for:
(Circle applicable items)

 a.    rheumatic fever, shortness of breath, chest pain, high or low blood pressure, epilepsy, depression, fainting, sleep apnea or dizzy spells?
☐ Yes      ☐ No
 b.    duodenal or gastric ulcer, chronic indigestion, bowel disorder or albumin, sugar or blood in urine?
☐ Yes      ☐ No
 c.    tuberculosis, asthma, allergic conditions or blood spitting?
☐ Yes      ☐ No
 d.    cancer, cysts, hernia, goiter or diabetes?
☐ Yes      ☐ No
 e.    arthritis, back or spine disorder or impaired vision or hearing?
☐ Yes      ☐ No
 f.     acquired immune deficiency syndrome (AIDS), AIDS related complex (ARC) or positive test results indicating the presence of the AIDS virus?
☐ Yes      ☐ No
15. Family Record
		Living	Deceased
		Age	Age At Death	Cause
Father

Mother

Brothers

Sisters

ICC17 VARAPP (05/17)

STATEMENTS MADE TO AUTHORIZED COMPANY AGENT (CONTINUED)

16. Details in connection with any “Yes” answers to questions.. (Attach an additional sheet if necessary)
Question No.	Dates	Name and Address of Each Physician or Hospital	Furnish full details, including nature or injury, number of attacks, duration, severity, treatment, results and other pertinent information.

All of the above answers and statements are full, complete and true to the best of my knowledge and belief and are a continuation of and form a part of the Application for Insurance to Foresters Life Insurance and Annuity Company.

Dated at			this		day of		, 2
	City	State		Day		Month		Year

Signature of Proposed Insured or of Parent/Guardian if Proposed Insured is age 0-14	Signature of Proposed Owner (if other than Proposed Insured)

Signature of Licensed Agent

ICC17 VARAPP (05/17)